Exhibit 99.2


                          Press Release
                          -------------


Release Date:  February 3, 2006
               at 4:30 p.m. EST


 PRUDENTIAL BANCORP, INC. OF PENNSYLVANIA ANNOUNCES PRELIMINARY
          RESULTS OF FIRST ANNUAL SHAREHOLDER MEETING
                    ________________________

Philadelphia, PA (February 3, 2006) - Prudential Bancorp, Inc. of Pennsylvania (NASDAQ: PBIP) (the "Company"), the "mid-tier" holding company for Prudential Savings Bank, today announced preliminary results of the voting on the two proposals presented to shareholders at its first annual meeting. The final results will be reported in the Company's Form 10-Q for the quarter ended March 31, 2006.

Preliminary results show that Prudential Bancorp's shareholders re-elected Jerome R. Balka, Esq. and A. J. Fanelli to the Board of Directors for one year terms, Francis V. Mulcahy and Joseph W. Packer, Jr. for two year terms, and John P. Judge and Thomas A. Vento for three year terms. The Company believes, based upon the preliminary tallying, that the Board's nominees received votes in favor in excess of 65% of the total shares outstanding. Shareholders also ratified the appointment of Deloitte & Touche, LLP as Prudential Bancorp's independent public accounting firm.

"I am very pleased with our results and performance in our first year as a public company and we appreciate the support of our shareholders in voting in favor of our two proposals," said
Thomas A. Vento, President and Chief Executive Officer of
Prudential Bancorp, Inc.

Prudential Bancorp, Inc. of Pennsylvania is the mid-tier holding company for Prudential Savings Bank, a Pennsylvania-chartered, FDIC-insured savings bank headquartered in Philadelphia, Pennsylvania. Prudential Savings Bank operates five full service offices located in Philadelphia and one office in Drexel Hill, Pennsylvania.

Statements contained in this news release which are not historical facts may be forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like "believe," "expect," "anticipate," "estimate" and "intend" or future or conditional verbs such as "will," "would," "should," "could" or "may." We undertake no obligation to update any forward-looking statements.

Contacts:

Thomas A. Vento, President and Chief Executive Officer,
Prudential Bancorp, Inc. of Pennsylvania and Prudential Savings
Bank, 215-755-1500.

Joseph R. Corrato, Executive Vice President and Chief Financial
Officer, Prudential Bancorp, Inc. of Pennsylvania and Prudential
Savings Bank, 215-755-1500.

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